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                                                                    Exhibit 10.1
                                 MUTUAL RELEASE

     This MUTUAL RELEASE is entered into as of the 30th day of June 1999, by and between Trega Biosciences, Inc. 9880 Campus Point Drive, San Diego, CA 92121 (formerly known as Houghten Pharmaceuticals, Inc.)("Trega") and Dura Pharmaceuticals, Inc. 7475 Lusk Boulevard, San Diego, CA 92121 ("Dura").

                                   WITNESSETH:

     WHEREAS, Trega and Dura are parties to a certain Research and Development Agreement dated February 7, 1996 (the "Agreement");

     WHEREAS, the parties, respectively, derived certain rights and were subject to certain responsibilities under the terms of the Agreement; and

     WHEREAS, the parties now wish to resolve their respective rights and responsibilities under the Agreement.

     In consideration of the payments reflected herein and the other respective and mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties intending to be legally bound, agree as follows:

     1. PAYMENT. Trega, coincidental with the delivery of this release, has paid Dura the sum of two hundred thousand dollars ($200,000), with an additional one hundred thirty eight thousand four hundred fourteen dollars ($138,414) to be paid by Trega on March 31, 2000.

     2. RELEASE OF CLAIMS BY TREGA AND DURA. Trega and Dura, each on their own behalf, do hereby covenant not to sue or to allow suit to be brought on their behalf, and acknowledge complete satisfaction of and hereby release, absolve and discharge each other and their respective affiliates as follows:

          (a) RELEASED CLAIMS. This release and covenant not to sue extends to any and all manner of action or actions, cause or causes of action, in law or equity, and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses which either Trega or Dura may now have, or hereafter may claim to have, against each other or their respective affiliates arising out of or in connection with any matter, cause or thing raised or related to the Agreement and the Agreement shall be deemed performed, completed, and fulfilled with neither party having any further obligation to the other under, or in connection with, the Agreement from this day forward, except as may be otherwise expressly set forth herein.

          (b) PARTIES AGAINST WHOM CLAIMS RELEASED. This release of claims against and covenant not to sue Trega and Dura, respectively, shall extend to each of


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Trega and Dura and to each of their respective heirs, successors and assigns, parent corporations and entities, subsidiaries and affiliated corporations and entities, past and present, and their directors, officers, shareholders, partners, members, trustees, agents, representatives, attorneys, administrators, advisors, insurers and employees, past and present, and each of them.

          (c) EXCEPTIONS. This release and covenant does not extend to any claim of Trega or Dura arising under or relating to the following:

               (i) any agreements between Trega and Dura (or other wise for the benefit of Trega or Dura) which relate to confidentiality or nondisclosure obligations;

               (ii)  any agreements other than the Agreement; and

               (iii) this Mutual Release.

          (d) EFFECT OF TREGA DEFAULT. Notwithstanding the foregoing, in the event of the failure of Trega to pay, when due, the payment described in Section 1 hereof to be made on March 31, 2000, each of the Dura covenants herein not to sue Trega and its affiliates, the Dura releases of Trega and its affiliates herein, and the Dura agreements set forth in Section 4 hereof shall immediately become null and void in their entirety, and Dura shall be entitled to pursue any and all claims it may have against Trega and/or its affiliates with respect to the Agreement.

     3. WAIVER. Each of the parties to this Mutual Release acknowledge that there is a risk that subsequent to their execution of this Mutual Release any or all of them may incur, suffer, or sustain injury, loss, damage, costs, attorneys' fees, expenses, or any of these, which are in some way caused by or connected with the persons, entities and matters referred to above, or which are unknown and unanticipated at the time this Mutual Release is signed, or which are not presently capable of being ascertained; and, further, that there is a risk that such damages as are known may become more serious than any party now expects or anticipates. Nevertheless, each of the parties to this Mutual Release acknowledges that this Mutual Release has been negotiated and agreed upon in light of that realization, and each of the parties hereby expressly waives any rights they may have in such claims (whether suspected or unsuspected). In so doing, each of the parties acknowledges that they have had the benefit of counsel and have been advised of, understand and knowingly and specifically waive their respective rights under California Civil Code Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     4. ACCORD AND SATISFACTION. Trega and Dura each acknowledge and agree



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that (a) their acceptance of the provisions of this Mutual Release is in full accord and satisfaction of any doubtful and disputed claims relating to the Agreement and (b) the agreement of the parties to the terms and conditions of this Mutual Release is not an admission by either party to any liability or as to the validity of any such claims, liability for which is expressly denied by the parties, respectively.

     5. FEES AND COSTS. Each of the parties hereto shall bear such party's own costs and attorneys' fees incurred in connection with this Mutual Release.

     6. INTEGRATION. This Mutual Release constitutes and contains the entire agreement and understanding concerning the resolution of disputes between the parties hereto regarding the Agreement and supersedes and replaces all prior negotiations and all agreements (proposed or otherwise, whether written or oral) concerning such subject matter. This is an integrated document.

     7. CALIFORNIA LAW. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

     8. DRAFTING AGREEMENT. Each party has cooperated in the drafting and preparation of this Mutual Release. Therefore, in any construction to be made of this Agreement, it shall not be construed against any party on the basis that the party (or such party's counsel) was the drafter.

     9. EXECUTION BY COUNTERPART. This Mutual Release may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic or telefaxed copies of such signed counterparts may be used in lieu of the originals for any purpose.

     10. NO WAIVER. No waiver of any breach of any term or provision of this Mutual Release shall be construed to be, and no such waiver shall be, a waiver of any other breach of this Mutual Release. No waiver shall be binding unless in writing and signed by the party waiving the breach.

     11. COOPERATION. All parties hereto agree to cooperate fully and to take all additional actions that may be necessary or appropriate to give full force to the basis terms and intent of this Mutual Release and which are not inconsistent with its terms.

     12. NO PAROL REPRESENTATIONS. Each of the parties acknowledges and agrees that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce such party to execute this Mutual Release, and each of the parties acknowledges and agrees that it has not executed this Mutual Release in reliance upon any promise, representation or warranty not contained herein. Each of the parties further acknowledges and agrees that its execution of this


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Mutual Release is based upon independent investigation of the facts and is not based upon any representation not contained herein.

     13. NO TRANSFER OF CLAIMS. Each of the parties hereby represents and warrants to each of the other parties that such party has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or corporation whatsoever, any of the claims or rights released, waived, or affected hereunder. Each of the parties agrees to indemnify and hold harmless each other party against any claim, demand, debt, obligation, liability, cost, expense (including, without limitation, fees and costs of counsel), right of action or cause of action, based in, arising out of, or in connection with any such transfer or assignment or purported transfer or assignment.

     14. RESOLUTION OF DISPUTES.

          (a) NEGOTIATION OF DISPUTES. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Mutual Release, or the breach, termination, or validity hereof, by negotiations between representatives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of such notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

          (b) ARBITRATION. If a dispute arising out of or relating to this Mutual Release, or the breach termination, or validity hereof (including the determination of the interpretation or scope of this agreement to arbitrate), has not been resolved by negotiation as provided herein, it shall be settled by binding arbitration in accordance with the Center for Public Resources Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes. It is the intention of the parties that the period of 90 days should be substituted for the period of "six months" in rule 13.7. The arbitration shall take place in San Diego, California, shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

     15. HEADINGS/GENDER/PLURAL. The headings of the several sections of this Mutual Release are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Mutual Release. Any reference to the masculine, feminine, or neutral gender shall be deemed to include any or all other

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genders as appropriate. Any reference to the singular form of a word or phrase shall be deemed to include or mean the plural, if appropriate and vice versa.

     16. SUCCESSORS. Without limiting the other provisions hereof, this Mutual Release shall be binding upon and shall inure to the benefit of any successors or assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Mutual Release as of the date first above written.

TREGA BIOSCIENCES, INC.                     DURA PHARMACEUTICALS, INC.


By: /s/ Gerard A. Wills                     By: /s/ Michael T. Borer
   ------------------------------              ---------------------------------
Name:    Gerard A. Wills                    Name:  Michael T. Borer
Title:   VP Finance & Chief                 Title: Senior VP and Chief
         Financial Officer                         Financial Officer